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[LOGO] PricewaterhouseCoopers

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                     PricewaterhouseCoopers
                     Rua da Candelaria, 65 11/o/ - 15/o/
                     20091-020 Rio de Janeiro, RJ - Brasil
                     Caixa Postal 949
                     Telefone (21) 3232-6112
                     Fax (21) 2516-6319

                                                                   Exhibit 15.1

                               AWARENESS LETTER

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 6, 2002 on our review of the interim consolidated financial information of Petroleo Brasileiro S.A.--PETROBRAS for the three-month periods ended March 31, 2002 and 2001 is incorporated by reference in the Registration Statement on Form F-3 of PETROBRAS dated July 2, 2002.

Yours very truly,

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes
Rio de Janeiro, Brazil

July 2, 2002